Exhibit 10.75

ESCROW AGREEMENT

AGREEMENT made as of the 11th day of March, 2005 by and between Lithium Technology Corporation with an address of 5115 Campus Drive, Plymouth Meeting, PA 19462-1129 (the “Issuer”), the Lender listed on Schedule I attached hereto (the “Lender”), and Gallagher, Briody & Butler with an address of 155 Village Boulevard, 2nd Floor, Princeton, New Jersey 08540 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Issuer and the Lender have entered into a Debenture Purchase Agreement pursuant to which the Lender has purchased $2,500,000 of Issuer Debentures;

WHEREAS, the Issuer has entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, LP (“Cornell Capital”);

WHEREAS, the Issuer and Lender propose to establish with the Escrow Agent an escrow arrangement (the “Escrow”), to which Put Notices (as herein defined) under the SEDA are deposited, monies for the SEDA securities are to be received; and monies are to be forwarded to the Lender;

WHEREAS, the Escrow Agent is willing to serve as Escrow Agent on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent will establish a segregated bank account (the “Bank Account”) into which the SEDA monies which are received by the Escrow Agent from the Issuer under the SEDA and credited to the Escrow Account, are to be deposited;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Establishment of the Escrow.

1.1 The Escrow Agent shall establish a non-interest-bearing bank account at Bank of America or such other bank as selected by the Escrow Agent and reasonably acceptable to the Issuer and the Lender (heretofore defined as the “Bank Account”). The purpose of the Bank Account is for (a) the deposit of $250,000 per month which is received by the Issuer under the SEDA, and (b) the disbursement of funds, all as described herein.

1.2 The Issuer has deposited with the Escrow Agent ten (10) Put Notices under the SEDA, each in the amount of $250,000 dated the 10th day of each month commencing July 2005 and ending April 2006 (the “Put Notices”).

1.3 The Escrow Period shall be deemed to commence on the date of this Agreement and terminate on the date designated by the Issuer in writing to the Escrow Agent and the Lender which shall not be later than April 30, 2006. The last day of the Escrow Period is referred to herein as the “Termination Date.”

2. Deposits to the Bank Account.

2.1 The Issuer has notified Cornell Capital that $250,000 per month which is being funded by Cornell Capital to the Issuer under the SEDA shall be delivered to the Escrow Agent. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account.

2.2 Promptly after receiving SEDA monies as described in Section 2.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts.” The Escrow Agent shall process all Escrow Amounts for collection through the banking system.

2.3 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Fund.”

3. Disbursement of Funds by the Escrow Agent.

3.1 The Escrow Agent shall deliver one Put Notice to Cornell Capital per month commencing July 10, 2005.

3.2 The Escrow Agent shall promptly disburse the Fund, by wire transfer on the Bank Account in accordance with the following instructions:

$250,000 per month to the Lender on the 15th day of the month commencing July 15, 2005 and ending April 15, 2006 pursuant to the wire transfer instructions set forth on Annex A.

3.3 Upon disbursement of the Put Notices and the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and relieved from all liability under this Agreement.

4. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

4.1 The Escrow Agent shall notify the Lender and the Issuer, on no less frequently than a weekly basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

4.2 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks, cash, or wire transfers meeting the requirements of

Section 2, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the names, addresses and amount of such payments; however, the Escrow Agent shall notify the Issuer and the Lender promptly of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

4.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check or wire transfer delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer (with a copy to the Lender) any check or wire transfer received which is dishonored, together with the Subscription Information, if any, which accompanied such check or wire transfer.

4.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

4.5 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of the Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any such court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

4.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the parties hereto. The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by both the Issuer and the Lender, or at any time the Escrow Agent may resign by giving written notice to such effect to the Issuer and the Lender. The Lender (and any successor Lender) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by the Issuer and the Escrow Agent, or at any time the Lender may resign by giving written notice to such effect to the Issuer and the Escrow Agent. Upon any termination or resignation of the Escrow Agent, the Escrow

Agent shall deliver the Escrowed Amounts or the Fund to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connections with this Agreement. The termination of services or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the other parties’ notice of termination or (B) to the other parties hereto of the Escrow Agent’s written notice of resignation. If at that time, the Escrow Agent has not received a designation of successor escrow agent, the Escrow Agent’s sole responsibility after that time shall be to keep the Escrowed Amounts or the Fund safe until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction. Without limiting the provisions of Section 6 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 5.

6. Fees and Expenses. Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including but not limited to, reasonable counsel fees. The Escrow Agent shall have a lien upon the Fund to the extent of its fees for services as Escrow Agent.

7. Indemnification and Contribution.

7.1 The Issuer (referred to as the “Indemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the indemnities arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

7.2 If the indemnification provided for in Section 7.1 is applicable, but for any reason it is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

7.3 The provisions of this Article 7 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

8. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer, which consent shall not be unreasonably withheld or delayed.

9. Notices. All notices required to be given in connection with this Agreement shall be (a) delivered by hand or by facsimile (with confirmation of receipt), or (b) sent by registered or certified mail, or by the Express Mail service offered by the United States Post Office with proper postage prepaid, and addressed as follows:

If to the Issuer, to:

Lithium Technology Corporation

5115 Campus Drive

Plymouth Meeting, PA 19462-1129

Tel: 610-940-6090

Fax: 610-940-6091

If to the Lender, to:

To the address set forth on Schedule I attached hereto

If to the Escrow Agent, to:

Gallagher Briody & Butler

155 Village Boulevard

2nd Floor, Suite 202

Princeton, NJ 08540

Attn: Thomas P. Gallagher

Phone: 609-452-6000

Fax: 609-452-0090

Or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All such notices and communications, if mailed, shall be effective, if to the Lender, three days after deposited in the mails, if to the Issuer, three days after deposited in the mails, and if to the Escrow Agent shall not be effective until received.

10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

11. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto. Any signature to this agreement or any certificate or document contemplated in this agreement may be signed and delivered by facsimile or other electronic transmission and any such signature shall be binding and effective.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

LITHIUM TECHNOLOGY CORPORATION

By:
	Name:	John J. McGovern
	Title:	Chief Financial Officer

LENDER

By:
Name:
Title:

GALLAGHER, BRIODY & BUTLER

By:
Thomas P. Gallagher